EXHIBIT 1.1



                VAN KAMPEN UNIT TRUSTS, TAXABLE INCOME SERIES 62

                                 TRUST AGREEMENT

                               Dated: July 7, 2004

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, Standard & Poor's Securities Evaluations, Inc., as Evaluator, Van Kampen Asset Management, as Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Investing Primarily in Mortgage-Backed Securities of the Modified Pass-Through Type Established On and After September 12, 2002 (Including Van Kampen Focus Portfolios, Taxable Income Series 6 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--General Information_Initial number of Units" in the Prospectus for the Trust.

          3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information_Initial number of Units" in the Prospectus for the Trust.

          4. The term "First Settlement Date" shall mean the date set forth in footnote (4) under "Summary of Essential Financial Information."

          5. The term "Monthly Distribution Date" shall mean the "Distribution dates" set forth under "Summary of Essential Financial
Information--Distributions" in the Prospectus for the Trust.

          6. The term "Monthly Record Date" shall mean the "Record dates" set forth under "Summary of Essential Financial Information--Distributions" in the Prospectus for the Trust.

          7. The Trustee's annual compensation as set forth under Section 7.04, shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's fee."

          8. Section 3.05 is hereby amended by adding the following sentence at the end of the first paragraph of Section 3.05: "The Trustee may from time to time reserve amounts in the Interest Account sufficient to cover accrued interest on any Contract Securities."

          9. Section 3.05 is hereby amended by replacing the fourth paragraph of
Section 3.05 with the following:

          "On or shortly after each Monthly Distribution Date for a Trust, the Trustee shall distribute by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Monthly Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of the Monthly Record Date on the basis of one-twelfth of the estimated annual interest income to such Trust for the ensuing twelve months, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated. In making such computation, the Trustee shall treat as received amounts receivable by the Trust on the Securities prior to the next following Monthly Distribution Date in respect of a record date for a Security occurring on or before the Monthly Record Date on which the computation is being made; should such amounts not be received by the Trust, the computation shall be adjusted to reflect amounts actually received."

         10. Section 3.05 is hereby amended by adding the following paragraph immediately after the fifth paragraph of Section 3.05:

          "In the event the amount on deposit in the Interest Account of a Trust is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee may advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the monthly interest distribution to be made as aforesaid and shall be entitled to be reimbursed out of amounts credited to the Interest Account subsequent to the date of such advance."

         11. The term "Supervisor" shall mean Van Kampen Asset Management and its successors in interest or any successor supervisor appointed as provided in the Standard Terms and Conditions of Trust.

         12. The term "Evaluator" shall mean Standard & Poor's Securities Evaluations, Inc. and its successors in interest or any successor evaluator appointed as provided in the Standard Terms and Conditions of Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                             By /s/ JOHN F. TIERNEY
               --------------------------------------------------
                               Executive Director


                           VAN KAMPEN ASSET MANAGEMENT

                             By /s/ JOHN F. TIERNEY
               --------------------------------------------------
                               Executive Director


                 STANDARD & POOR'S SECURITIES EVALUATIONS, INC.

                             By /s/ JAMES R. RIEGER
             ------------------------------------------------------
                                 Vice President


                              THE BANK OF NEW YORK

                             By /s/ PATRICK GRIFFIN
              ----------------------------------------------------
                            Assistant Vice President




                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                VAN KAMPEN UNIT TRUSTS, TAXABLE INCOME SERIES 62



     Incorporated herein by this reference and made a part hereof is the schedule set forth under "The Portfolio" in the Prospectus for the Trust.